EMPLOYMENT AGREEMENT

               Agreement,   dated  as  of  January  1,  2001,   between  BALCHEM
CORPORATION, a Maryland corporation ("Company") and DINO A. ROSSI ("Employee").

               In consideration of the agreements contained below, the parties agree as follows:

               1. Company shall employ Employee as its President and Chief Executive Officer for a term (the "Term") commencing as of the date hereof and terminating December 31, 2001, provided that the Term shall be deemed automatically extended for successive one (1) year periods (each an "Extension Period") ending on each successive anniversary of December 31, 2001, unless either party hereto gives written notice to the other not less than sixty (60) days prior to the end of such initial term or the then current Extension Period that the Term is to terminate effective as of the end of such initial term or of such then current Extension Period, as the case may be, in all events subject to earlier termination in accordance with the provisions of this Agreement.

               2. Throughout the Term, the Board of Directors of Company (the "Board") shall, consistent with its fiduciary duty, cause Employee to be nominated (and recommended by the Board) for election as a director of Company.

               3. During the Term, Employee shall devote all of his working time, attention and effort to the performance of his duties for Company. 4. During the Term, Employee shall receive a salary at the rate of $194,700 per annum, which salary may be increased, at a minimum annually, but not decreased during the Term, at the instance of the Board.

               5. In addition to his annual salary as aforesaid, Employee shall be entitled to annual discretionary bonuses based on a target figure of up to 100% (as determined by the Board or an authorized committee thereof) of his annual salary, and consistent with operating and/or other financial targets established by the Board or an authorized committee thereof, for each respective fiscal year of Company during the Term.

               6. Employee shall be entitled to four weeks paid vacation per calendar year or such greater amount as may be provided under Company's then prevailing vacation policy as in effect from time to time. All vacation shall be scheduled so as not to interfere with Company's operations.

               7. Employee shall be entitled during the Term to all of the fringe benefits from time to time afforded by Company generally to its executives, as well as:

                   (1) Use of a leased company car (generally consistent with that provided to comparable executive officers in Company's industry regarding model, year and reimbursement for related expenses).

                   (2) The sum of $2,500 per annum, to be applied by Employee to the premium cost of term life insurance and disability insurance (in addition to such group life insurance and disability insurance as may be made available generally to Company's executives) for the benefit of such person(s) as Employee may designate from time to time.

               8. In the event Employee's employment with Company shall terminate for any reason, then, in addition to any entitlements under Section 9 or Section 10 hereof, if then applicable thereto, Employee shall be entitled to receive any accrued but unpaid salary to the date of such termination and any unpaid annual bonus which Employee shall have earned in respect of any theretofore completed fiscal year of Company.

               9. In the event (x) Company shall terminate the employment of Employee under this Agreement for any reason other than (i) "Cause" (as herein defined), (ii) Employee's death, or (iii) by reason of notice from Employee that Employee intends to terminate his employment with Company, whether such termination by Company is pursuant to a notice given under Section 1 above, or whether such termination shall otherwise occur upon the expiration of, or at any time during, the Term, or (y) Executive shall terminate his employment with Company within twelve (12) months after Executive shall have been demoted by Company from his position as President and Chief Executive Officer of Company or shall otherwise have suffered by reason of Company's intentional actions regarding the terms and nature of his employment such a fundamental change in his employment with Company as to effectively amount to a "constructive termination" of his employment with Company (but shall not in fact have been discharged from such employment):

                      (1) Company shall pay to Employee, and Employee shall be entitled to receive as his sole and exclusive remedy and compensation by reason of or arising out of such termination, in addition to the amounts specified in
Section 8 hereof, an amount (the "Severance Amount") equal to 150% of Employee's then current annual salary at the time of such termination. The Severance Amount shall be due and payable to Employee in twelve (12) equal monthly installments commencing the tenth day of the month immediately after the month of such termination.

                      (2) As of the effective date of such termination, all options to purchase shares of common stock of the Company theretofore granted to Employee but not yet vested shall be deemed vested and accordingly immediately exercisable in full (to the extent not theretofore exercised) and shall thereupon be exercisable in accordance with and so long as is provided under the respective terms and conditions of such options.

               10. (a) In the event a Change of Control Event (as herein defined) shall occur during the Term, then, if Company (or any other successor thereto for which Employee shall thereupon become employed) shall terminate Employee's employment with Company (or such successor) for any reason, other than (i) for Cause, (ii) Employee's death, or (iii) by reason of notice from Employee of Employee's intention to terminate his employment with Company (or such successor), in each case prior to the second anniversary of such Change of Control Event, then Company shall pay to Employee, in lieu of the Severance Amount provided for in Section 9(a) hereof, but in addition to the amounts specified in Section 8 hereof (and in any event subject to Section 10(d) hereof), an amount (the "Involuntary Change of Control Amount"), equal to 200% of the sum of (x) Employee's then current annual salary plus (y) the annual bonus earned by Employee in respect of the fiscal year of Company immediately prior to the fiscal year in which such Change of Control Event occurs. Such Involuntary Change of Control Amount shall be due and payable to Employee in one lump sum within ninety (90) days after such termination.

                    (b) In the event a Change of Control Event shall occur, then, if Employee elects to terminate his employment with Company (or the successor thereto for which Employee shall thereupon become employed) prior to the second anniversary of such Change of Control Event, then Company shall pay to Employee (and in any event subject to Section 10(d) hereof), an amount (the "Voluntary Change of Control Amount") equal to 100% of Employee's then current annual salary. Such Voluntary Change of Control Amount shall be due and payable to Employee in 12 equal monthly installments commencing on the tenth day of the month immediately after the month in which the Change of Control Event occurs.

                    (c) For purposes of this Agreement:

                        (1) "Change of Control Event" means the occurrence of any of the following events during the Term:

                            (1) any  "person" or "group" (as such terms are used
in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes (including by merger, consolidation or otherwise) the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act, directly or indirectly, of 50% or more of the voting power of the total outstanding Voting Stock of Company;

                            (2)  during  any  period of two  consecutive  years,
individuals who at the beginning of such period constituted the Board (together with any new directors whose election to the Board, or whose nomination for election by the stockholders of the Company, was approved by a vote of 75% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Board then in office; or

                            (3) the sale or other disposition (other than by way
of merger or consolidation) of all or substantially all of the capital stock or assets of Company to any Person or group (as defined in Rule 13d-5 promulgated under the Exchange Act) as an entirety or substantially as an entirety in one transaction or a series of related transactions, unless the ultimate "beneficial owners" of the Voting Stock of such Person immediately after giving effect to such transaction own, directly or indirectly, more than 80% of the total voting power of the total outstanding Voting Stock of Company immediately prior to such transaction.

                        (i)   "Person"   means  any   individual,   corporation,
partnership, joint venture, limited liability company, trust, or other entity.

                        (2) "Voting Stock" of a person means capital stock of or equity interests in such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partner(s) or trustees of such Person (irrespective of whether or not at the time stock or equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                    (d) Notwithstanding anything in this Agreement to the contrary, in no event will any amount which otherwise would be payable under or pursuant to this Agreement be payable to Employee to the extent such amount, together with all other amounts payable and benefits provided to Employee under or pursuant to this Agreement and/or under any other plan(s), agreements and/or arrangement(s) arising out of Employee's employment relationship with Company and/or any direct or indirect subsidiary of Company (including without limitation any such amounts payable by any affiliate of Company or any acquirer of any of the stock or assets of Company or any affiliate of such acquirer), if paid to Employee, would result in Employee receiving an "excess parachute payment" for purposes of Section 280G of the Internal Revenue Code of 1986, as amended. The determination of whether a payment under or pursuant to this Agreement would result in Employee receiving an excess parachute payment (but for the provisions of this Section 10(d)) shall be made by counsel for Company reasonably selected by Company, after consultation with Company's independent auditor.

               11. (a) It is expressly understood that, solely for purposes of this Section 11, in the event Employee's employment with Company is terminated for Cause, or by reason of notice from Employee of his intention to terminate his employment with Company, or if Employee terminates his employment with Company prior to the then scheduled last day of the Term (before giving effect to such termination), then the Term shall be deemed to end on its then scheduled last day (before giving effect to any such termination or any possible subsequent Extension Period). If, on the other hand, Employee's employment is terminated by Company for any reason other than (i) for Cause, or (ii) by reason of notice from Employee of his intention to terminate his employment with Company, then, for purposes of this Section 11, the Term shall be deemed to end on the effective date of such termination.

                   (b) During the Term (as determined pursuant to Section 11(a) above), and for one year thereafter, Employee, shall not:

                            (1) directly or  indirectly  own,  manage,  operate,
join, control, or participate in the ownership, management, operation, or control of, or make any financial investment in, or become employed by, or be connected in any manner with, or render (whether or not for compensation) any consulting, advisory or other services to or for the benefit of, any Person, or otherwise engage in any business or activity, which directly or indirectly competes with any business conducted by Company and or any of its subsidiaries; provided, however, that it shall not be a violation of this Agreement for Employee to have beneficial ownership of less than 1% of the outstanding amount of any class of securities listed on a national securities exchange or quoted on an inter-dealer quotation system;

                            (2) directly or indirectly  solicit,  in competition
with Company and/or any of its subsidiaries, any Person who is a client or customer of any business conducted by Company and/or any of its subsidiaries; or

                            (3)  directly  or  indirectly  induce or  attempt to
induce any employee of Company and/or any of its subsidiaries to terminate his or her employment for any purpose, including, without limitation, in order to enter into employment with any Person which competes with any business conducted by Company and/or any of its subsidiaries.

Notwithstanding the foregoing, it is understood and agreed that in the event any entity shall acquire control of Company or shall become a successor to Company, the provisions of this Section 11(b) shall not apply to any business or activity conducted by such entity or any of its subsidiaries which is not substantially similar to any of the business(es) or activities conducted by any of Company and its subsidiaries.

               12. Employee acknowledges that in the course of his employment with Company, he will have acquired information concerning Company and/or its subsidiaries which is not publicly available, including non-public financial information and trade secrets ("Proprietary Information"). At all times during his employment and after his employment terminates, Employee will keep such Proprietary Information confidential and will not make use of such Proprietary Information on his own behalf, or on behalf of any Person, without the express prior written consent from Company (which may be withheld for any reason), unless such information shall have become public knowledge other than by being divulged or made accessible by him in breach of this provision or any obligation or fiduciary duty to Company or any of its subsidiaries; provided that such confidentially obligation shall not prohibit disclosure of information required pursuant to governmental or judicial process or procedure.

               13. Employee acknowledges that as CEO and President of Company he has been placed in a position of confidence and trust with the clients and employees of Company, and that, in connection with such services to Company, he has had and will have access to confidential information vital to the business of Company and/or one or more of its subsidiaries. Employee further acknowledges that, in view of the nature of the business in which Company and/or its subsidiaries is engaged, the covenants in Sections 11 and 12 hereof are reasonable and necessary in order to protect the legitimate interests of Company and that violation of any thereof would result in irreparable injury to Company. Accordingly, Employee consents and agrees that, if he violates or threatens to violate any of such provisions, Company shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief, as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which Company may be entitled.

               14. Employee acknowledges that: (i) the enforcement of any of the provisions of any of Sections 11, 12 and 13 hereof (the "Restrictive Covenants") against Employee would not impose any undue burden upon Employee; and (ii) none of the Restrictive Covenants is unreasonable as to duration or scope. If, notwithstanding the foregoing, any provision hereof would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason (including, without limitation, any provision which may be held unenforceable because of the scope, duration or area of its applicability), unless narrowed by construction, such provision shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (and the court making any such determination as to any provision shall have the power to modify such scope, duration or area or all of them, and such provision shall then be applicable in such modified form in such jurisdiction only). If, notwithstanding the foregoing, any provision hereof would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions of this Agreement, or affecting the validity or enforceability of such provision in any other jurisdiction.

               15. (a) Company shall be entitled to terminate the employment of Employee under this Agreement for Cause at any time during the Term. "Cause" as used herein shall mean the following:

                        (1) Habitual absence or lateness;

                        (2) Gross insubordination;

                        (3) Failure to observe the provisions of Section 3 of this Agreement concerning the devotion of full time to Company's business;

                        (4)  Failure  to comply  with any of the  provisions  of
Section 11 or 12 hereof;

                        (5) Any action which constitutes a violation of any applicable criminal statute; or

                        (6) Any act which frustrates or violates the undivided duty of loyalty owed by Employee to Company.

                    (b) Company shall also be entitled to terminate the employment of Employee under this Agreement for any reason other than for Cause, in which case the provisions of Section 8, and of Section 9 or Section 10, hereof shall, to the extent provided therein, be applicable.

                    (c) In the event of a Change of Control Event, Employee shall be entitled to terminate his employment with Company prior to the second anniversary of such Change of Control Event and in such event the provisions of
Section 8 and of Section 10 hereof shall, to the extent provided therein, apply.

                    (d) Upon any termination pursuant to this Section 15 of Employee's employment with Company, the Term shall be deemed to end concurrently with the effectiveness of such termination, except as otherwise provided in
Section 11(a) hereof.

               16. Employee may not assign or transfer this Agreement or any of his rights, duties or obligations hereunder. Company may assign this Agreement to any Person acquiring all or substantially all of Company's assets (by merger, sale of assets or otherwise) so long as such Person assumes Company's obligations hereunder.

               17. This Agreement sets forth the entire understanding of the parties, and supersedes any and all prior agreements, oral or written, relating to Employee's employment by Company or the termination thereof. This Agreement may not be modified except by a writing, signed by Employee and by a duly authorized officer or director of Company. This Agreement shall be binding upon and shall inure to the benefit of Employee's heirs and personal representatives, and the successors and assigns of Company.

               18. This Agreement may be executed in more than one counterpart which, when taken together, shall constitute one complete, executed Agreement.

                        Executed as of the day and year first above written.


                                                     BALCHEM CORPORATION


                                                     By: /s/ Kenneth Mitchell
                                                         --------------------
                                                         Kenneth Mitchell




                                                         /s/ Dino A. Rossi
                                                         ------------------
                                                         Dino A. Rossi